File Number: 333-120283

    As filed with the Securities and Exchange Commission on February 9, 2005.


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                Amendment No.1 to


                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 SAMDREW I, INC.
                 (Name of small business issuer in its charter)





Delaware                               6770                        54-2141539
(State or jurisdiction           Primary Standard              (I.R.S. Employer
    of incorporation                 Industrial                 Identification
    or organization)         Classification Code Number)             Number)

                            970 Browers Point Branch
                             Hewlett Neck, NY 11598
                                 (212) 869-7000
        -----------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                            970 Browers Point Branch
                             Hewlett Neck, NY 11598
                                 (212) 869-7000
        -----------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                           David N. Feldman, Secretary
                            970 Browers Point Branch
                             Hewlett Neck, NY 11598
                                 (212) 869-7000
        -----------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

                                   Copies to:


                             David N. Feldman, Esq.
                              Feldman Weinstein LLP
                              420 Lexington Avenue
                               New York, NY 10170
                               Tel: (212) 869-7000
                               Fax: (212) 997-4242

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement


      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------------------
 Title of each class of        Amount to be          Proposed maximum        Proposed maximum           Amount of
    securities to be            registered          offering price per      aggregate offering       registration fee
       registered                                          unit                   price
-------------------------------------------------------------------------------------------------------------------------
      Common Stock             25,000 shares              $1.00                   $25,000                $3.17 (1)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

(1) Fee calculated pursuant to Rule 457.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                              Cross Reference Sheet
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part I.   Information Required in Prospectus

Item No.      Required Item                                            Location or Caption
1.            Front of Registration Statement and Outside Front        Front of Registration Statement and Outside
              Cover of Prospectus                                      Front Cover of Prospectus
2.            Inside Front and Outside Back Cover                      Inside Front and Outside Back Cover
              Pages of Prospectus                                      Pages of Prospectus
3.            Summary Information and Risk Factors                     Prospectus Summary; Risk Factors
4.            Use of Proceeds                                          Use of Proceeds
5.            Determination of Offering Price                          Proposed Business - Determination of
                                                                       Offering Price; Market for Our
                                                                       Common Stock
6.            Dilution                                                 Dilution
7.            Selling Security Holders                                 Not Applicable
8.            Plan of Distribution                                     Plan of Distribution
9.            Legal Proceedings                                        Legal Proceedings
10.           Directors, Executive Officers, Promoters                 Management
              and Control Persons
11.           Security Ownership of Certain Beneficial Owners          Principal Stockholders
              and Management
12.           Description of Securities                                Description of Securities
13.           Interest in Named Experts and Counsel                    Experts
14.           Disclosure of Commission Position on                     Statement as to Indemnification
              Indemnification for Securities Act Liabilities
15.           Organization Within Last Five Years                      Management; Certain Transactions
16.           Description of Business                                  Proposed Business
17.           Management's Discussion and Analysis or Plan of          Proposed Business - Plan of Operation
              Operation
18.           Description of Property                                  Proposed Business - Facilities
19.           Certain Relationships and Related Transactions           Certain Transactions
20.           Market for Common Equity and Related Stockholder         Prospectus Summary; Market for Our Common
              Matters                                                  Stock; Risk Factors
21.           Executive Compensation                                   Management - Remuneration
22.           Financial Statements                                     Financial Statements
23.           Changes in and Disagreements with Accountants on         Not Applicable
              Accounting and Financial Disclosure
24.           Indemnification of Directors and Officers                Indemnification of Directors and Officers
25.           Other Expenses of Issuance and Distribution              Part II - Expenses of Issuance and Distribution
26.           Recent Sales of Unregistered Securities Recent           Sales of Unregistered Securities

                  Subject to Completion, Dated February 3, 2005


                                   PROSPECTUS

                             Initial Public Offering

                                 SAMDREW I, INC.
                            (A Delaware corporation)
                          25,000 Shares of Common Stock
                                 $1.00 per Share


         Samdrew I, Inc. offers for sale 25,000 shares of common stock at a purchase price of $1.00 per share. We are selling the shares on a self-underwritten, "best efforts, no minimum" basis for a period of 90 days from the date of the prospectus. We will not use an underwriter or securities dealer. This is our initial public offering, and prior to the offering, no public market has existed in our securities. There is no minimum purchase requirement for this offering.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         These securities are highly speculative, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. See "Risk Factors" commencing on page 10 for special risks concerning us and the offering.

                 Price to Public   Underwriting Discounts     Proceeds to the
                                   and Commissions            Company

Per Share        $1.00             $ 0                        $1.00
Total            $25,000           $ 0                        $25,000



               The date of this prospectus is _____________, 2005.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective. This preliminary prospectus is not an offer to sell these securities and nor is it a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS

                                                                            Page


PROSPECTUS SUMMARY............................................................ 6
LIMITED STATE REGISTRATION.................................................... 8
SUMMARY FINANCIAL INFORMATION................................................. 8
FORWARD LOOKING STATEMENTS.................................................... 9
RISK FACTORS.................................................................. 9
YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419 DEPOSIT OF
 OFFERING PROCEEDS AND SECURITIES.............................................16
USE OF PROCEEDS...............................................................18
DILUTION......................................................................19
PLAN OF DISTRIBUTION..........................................................20
LEGAL PROCEEDINGS.............................................................22
MANAGEMENT....................................................................22
PRINCIPAL STOCKHOLDERS........................................................25
DESCRIPTION OF SECURITIES.....................................................26
EXPERTS.......................................................................28
STATEMENT AS TO INDEMNIFICATION...............................................28
PROPOSED BUSINESS.............................................................28
CERTAIN TRANSACTIONS..........................................................35
MARKET FOR OUR COMMON STOCK...................................................35
CAPITALIZATION................................................................37
SHARES ELIGIBLE FOR FUTURE SALE...............................................37
WHERE YOU CAN FIND MORE INFORMATION...........................................38
FINANCIAL STATEMENTS..........................................................39



Until 90 days after the date when the funds and securities are released from the escrow account, all dealers effecting transactions in the shares, whether or not participating in the distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

                                 Samdrew I, Inc.
                               -------------------

         We were organized under the laws of the State of Delaware on January 5, 2004, to pursue a merger, acquisition or other business combination with an operating business.


         Since we are a blank check company, we are making this offering in compliance with Rule 419 of Regulation C to the Securities Act of 1933, as amended. Pursuant to Rule 419, the proceeds of the offering as well as the securities purchased will be placed in an escrow account. None of the securities, and only 10% of the proceeds received from this offering, may be removed from escrow until a business combination has been negotiated and our stockholders have reconfirmed the offering and approved the terms and conditions of the business combination. We will not remove any of the proceeds, although permitted under Rule 419. It is our intention to register the offering under the New York General Business Law. Our officers and directors do not intend to purchase any securities in this offering.


         Since our organization, our activities have been limited to the initial sale of shares of our common stock in connection with our organization and the preparation of the registration statement and the prospectus for our initial public offering. We will not engage in any substantive commercial business following the offering.

         We maintain our office at 970 Browers Point Branch, Hewlett Neck, NY 11598. Our telephone number is (212) 869-7000.

                         Principal Terms of the Offering
                         -------------------------------

o    Shares offered                                          25,000 shares

o    Common Stock outstanding prior to the offering          300,000 shares

o    Common Stock to be outstanding after the offering       325,000 shares

o    Price per share                                         $1.00


     Use of Proceeds


         The proceeds of the offering will initially be deposited in the escrow account and will not bear any interest. If any of the 25,000 offered shares are sold within 90 days, then the funds represented by those accepted subscriptions will begin to bear interest. If we receive and accept subscriptions in our "best efforts, no minimum" offering, Samdrew I has 18 months following the date of this prospectus to consummate a business combination with another entity. If it fails to consummate such a combination within the 18-month period, then it will return the remaining funds to the investors, plus interest. Each investor will have an opportunity to respond to a reconfirmation offer given when such a combination is anticipated, included in a post-effective amendment to this registration statement, to reconfirm its interest in the offering and approve the potential business combination or have its funds returned. We may also choose to return all remaining funds to investors, plus interest, at any time after twelve (12) months after the date of this prospectus, if we fail to consummate an acquisition prior to such time. Based upon their professional experience, our management believes it would be very difficult to complete an acquisition within eighteen (18) months from the date of this prospectus if a candidate is not identified within twelve (12) months after the date of this prospectus due to the amount of time and resources that would be required to (i) locate a candidate, (ii) negotiate and enter into a definitive agreement, (iii) prepare and file a post-effective amendment to this registration statement, (iv) address any comments the staff of the SEC may have to a post-effective amendment and (v) print and mail the post-effective amendment. Management will promptly notify investors if it determines to return the funds, plus interest to them after twelve (12) months from the date of this prospectus.


                 Offering Conducted in Compliance with Rule 419
                 ----------------------------------------------

         We are a blank check company which is a development stage company. Our sole business purpose is to merge with, or acquire or otherwise combine with a presently unidentified company or business. Consequently, the offering is being conducted in compliance with Rule 419 as follows:

o The securities purchased by investors and the funds received in the offering will be deposited and held in an escrow account until an acquisition is completed.

o Before the acquisition can be completed and before the investors' funds can be released to us and certificates representing the securities sold in the offering can be released to the investors, we are required to update the registration statement with a post-effective amendment. Within five days after the effective date of the post-effective amendment, we are required to furnish investors with a prospectus.

o The prospectus, which is part of the post-effective amendment, will contain a reconfirmation of the offering and information regarding the acquisition candidate and its business, including the terms and conditions of the acquisition and audited financial statements of the acquisition candidate.

o Investors will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, to require the return of their funds, plus interest, from escrow.

o Investors not making a decision within 45 business days will automatically have their escrowed funds returned, plus interest.

o If we do not complete an acquisition meeting our specified criteria within 18 months of the date of this prospectus, all of the funds in the escrow account will be returned to investors, plus interest.

o Thus, if the offering period extends to its 90-day limit, we will have only 15 months in which to consummate a merger or acquisition.

                       LIMITED STATE REGISTRATION

         We currently intend to register our securities for sale only in New York, although we are considering registering the shares for offer and sale in other states.

                          SUMMARY FINANCIAL INFORMATION

         The table below contains certain summary historical financial data. The historical financial data for the period ended September 30, 2004, has been derived from our audited financial statements which are contained in this prospectus. The summary information in this table should be read in conjunction with those financial statements and notes, and other financial information included in this prospectus.

         Upon the sale of all the shares in the offering, we will receive funds of $25,000, all of which must be deposited in an escrow account. Pursuant to Rule 419, we are permitted to withdraw 10% of funds raised from escrow and use those funds as working capital and to seek a target company, however we will not withdraw any funds.


                                From January 5, 2004 to
                                September 30, 2004

Statement of Operations:

Net Sales                       $ -0-
Net Loss                        (5,125)
Net Loss Per Share              (0.026)
Weighted Average Shares         200,912
Outstanding


                                September 30, 2004 As
                                Adjusted (1)

Balance Sheet Data:

Working Capital                 $ 42,390
Total Assets                      44,890
Long-Term Debt                       -0-
Total Liabilities                    -0-
Common Stock, $0.0001 par             33
value per share
Additional Paid-in Capital        47,482
Accumulated Deficit               (5,125)
Total Stockholder's Equity        42,390

  (1) Assumes receipt of proceeds of $25,000. Also assumes $25,000 of restricted cash from the offering is a current asset.


                           FORWARD LOOKING STATEMENTS

         This registration statement contains forward-looking statements. Forward-looking statements are statements not based on historical information and that relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. We disclaim any obligation to update forward-looking statements. Prospective investors should also understand that under Section 27A(b)(2)(D) of the Securities Act, and
Section 21E(b)(2)(D) of the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with our offering.


                                  RISK FACTORS


         The securities we are offering are highly speculative in nature and involve an extremely high degree of risk. They should be purchased only by persons who can afford to lose their entire investment. This section includes factors that make this offering risky and speculative.


THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT SHAREHOLDERS.

         Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.


         A conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to our stockholders. Present stockholders will own nearly 93% of our outstanding common stock after the offering is completed (assuming all shares offered hereby are sold) and would therefore continue to retain control. Present stockholders do not intend to purchase any shares in the offering. Barbra Barth Feldman, the wife of David N. Feldman who is President, Secretary and a director, owns a total of 150,000 shares comprising approximately 50% of the outstanding shares before the offering and 46% after the offering, assuming she purchases no shares in the offering. Melvin F. Lazar, a director, owns a total of 150,000 shares comprising approximately 50% of the outstanding shares before the offering and 46% after the offering, assuming he purchases no shares in the offering. Further, our management's own pecuniary interest may at some point compromise its fiduciary duty to our stockholders. In addition, Mr. and Mrs. Feldman and Mr. Lazar are currently involved with other blank check offerings and conflicts in the pursuit of business combinations with such other blank check companies with which they and other members of our management are, and may be the future be, affiliated with may arise. If we and the other blank check companies that our officers and directors are affiliated with desire to take advantage of the same opportunity, then those officers and directors that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, the officers and directors will arbitrarily determine the company that will be entitled to proceed with the proposed transaction.

OUR BUSINESS IS DIFFICULT TO EVALUATE BECAUSE WE HAVE NO OPERATING HISTORY.


As we have no operating history or revenue and only minimal assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have had no recent operating history nor any revenues or earnings from operations since inception. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination. We are a development stage company and have had no revenues from operations. We may not realize any revenues unless and until we successfully merge with or acquire an operating business.


RULE 419 REQUIRES THE DEPOSIT OF THE SECURITIES AND PROCEEDS OF THE OFFERING IN AN ESCROW ACCOUNT, WHICH AFFECTS THE LIQUIDITY OF THE ESCROWED SECURITIES.

         Escrowed securities can only be transferred under limited circumstances, resulting in little or no liquidity for your investment for a substantial period of time. No transfer or other disposition of the escrowed securities sold in this offering is permitted other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 7 of the Employee Retirement Income Security Act of 1974, or the related rules. Under Rule 15g-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), it is unlawful for any person to sell or offer to sell the securities or any interest in or related to the securities held in a Rule 419 escrow account other than under a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the securities and sales of derivative securities to be settled by delivery of the securities are prohibited. You are further prohibited from selling any interest in the securities or any derivative securities whether or not physical delivery is required while the securities are in the Rule 419 escrow. As a result, you will have little or no liquidity for your investment for a substantial period of time, and may therefore be unable to invest your funds in alternative investments. Depending upon how soon a business combination could be consummated, you will have no right to the return of or the use of your funds or the securities purchased for a period of up to 18 months from the date of this prospectus (unless we decide to return funds to investors after twelve (12) months from the date of the prospectus). You will be offered the return of your funds only under the circumstances set forth in Rule 419.



FUTURE SUCCESS IS HIGHLY DEPENDENT ON THE ABILITY OF MANAGEMENT TO LOCATE AND ATTRACT A SUITABLE ACQUISITION.

         The nature of our operations is highly speculative and there is a consequent risk of loss of your investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

         We have no existing agreement for a business combination or other transaction, and you may lose some of your investment if we cannot complete such a transaction. We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, any entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. If we are unable to make such an investment, it is unlikely that you will make a substantial return on your investment in Samdrew I since your only return would be the interest accrued on the funds while in the escrow account, and your funds could be returned to you.


MANAGEMENT INTENDS TO DEVOTE ONLY A LIMITED AMOUNT OF TIME TO SEEKING A TARGET COMPANY WHICH MAY ADVERSELY IMPACT OUR ABILITY TO IDENTIFY A SUITABLE ACQUISITION CANDIDATE.


         While seeking a business combination, management anticipates devoting no more than a few hours per week and no more than 20 hours to the Company's affairs in total. Notwithstanding this, our management intends to devote enough time to our affairs to discharge their fiduciary duties. Our sole officer has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.


THE TIME AND COST OF PREPARING A PRIVATE COMPANY TO BECOME A PUBLIC REPORTING COMPANY MAY PRECLUDE US FROM ENTERING INTO A MERGER OR ACQUISITION WITH THE MOST ATTRACTIVE PRIVATE COMPANIES.

         Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.


THERE IS CURRENTLY NO TRADING MARKET FOR OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR YOU TO EXIT FROM YOUR INVESTMENT.


         There may be an absence of a trading market, which would eliminate or adversely impact your ability to sell your shares. There currently is no trading market for our stock. You will not be permitted to sell, or except in very limited circumstances, otherwise transfer your shares while they are in escrow, and a trading market may not develop. Additionally, the offering price may not reflect the market price of our shares after the offering. The absence of a trading market could make it more difficult or impossible for you to find a buyer to purchase your shares and exit from your investment in Samdrew I.

WE MAY BE SUBJECT TO CERTAIN TAX CONSEQUENCES IN OUR BUSINESS, WHICH MAY INCREASE OUR COSTS OF DOING BUSINESS.


         We may not be able to structure our acquisition to result in tax-free treatment for the companies or their shareholders, which could deter third parties from entering into certain business combinations with us or result in your being taxed on consideration received in a transaction. For example, if we enter into a business combination that does not qualify as a tax free reorganization and stockholders of our company receive equity securities of another company in the transaction, you may be taxed on the equity securities you receive. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both Samdrew I and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.


THE AVAILABILITY OF OUR SHARES FOR SALE COULD ADVERSELY AFFECT OUR SHARE PRICE AS THERE IS A RISK OUR PROMOTERS OR AFFILIATES COULD SELL A SUFFICIENT VOLUME OF SHARES TO LOWER THE SHARE PRICE.


         The 300,000 shares of our common stock presently issued and outstanding as of the date hereof are held by our promoters or affiliates, are "restricted securities" as that term is defined under the Securities Act and in the future may be sold pursuant to a registration statement filed under the Securities Act. It should be noted that these shares may not be sold by these promoters or affiliates, or their transferees, pursuant to Rule 144 of the Securities Act. This is true for any such sale either before or after a business combination with an operating company or other person, regardless of technical compliance with the rule. The position of the staff of the Division of Corporation Finance of the SEC is that any such resale transaction under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the registration requirements of the Securities Act. Therefore, these promoters or affiliates, or their transferees, can only resell the shares they hold as of the date hereof through a registration statement filed under the Securities Act or pursuant to an exemption from such registration requirements. Investors should be aware that there is a risk that such sales pursuant to a registration statement filed under the Securities Act would have a depressive effect on the market price of our securities in any market which may develop for such securities, although there is no current public market for any of our securities. If our promoters or affiliates did not hold these shares and those shares were not otherwise issued and outstanding, there would not be the same risk of a depressive effect on the price of the shares you hold.


OUR INITIAL STOCKHOLDERS WILL RETAIN SIGNIFICANT CONTROL AFTER THE OFFERING, AND YOU WILL BE UNABLE TO MEANINGFULLY INFLUENCE THE COURSE OF ACTION OF SAMDREW I.

         If the offering is sold, our current stockholders will own nearly ninety-three percent (93%) of our common stock and will be able to control substantially all matters requiring stockholder approval, including the election of directors and approval or rejection of significant corporate transactions. There is a risk that you will be unable meaningfully to influence the course of action followed by Samdrew I even if you communicate with our other stockholders. There is also a risk that the holders of the control block of shares will pursue an agenda which is beneficial to themselves at the expense of minority stockholders.

THERE ARE NO RESTRICTIONS UNDER RULE 419 ON THE TRANSFER OF SHARES OF OUR COMMON STOCK BY OUR INITIAL STOCKHOLDERS, BUT SHARES PURCHASED UNDER THIS PROSPECTUS WILL BE SUBJECT TO THE RESTRICTIONS OF RULE 419.

         While the shares of common stock offered in this offering will have significant prohibitions on their transfer following the completion of the offering under Rule 419, the shares of common stock owned by our initial stockholders do not and will not be subject to the restrictions of Rule 419. All shares of our common stock owned by our initial stockholders are "restricted securities" and can only be sold pursuant to an effective registration statement under the Securities Act of 1933, as amended or pursuant to an exemption from those registration requirements. Our initial stockholders may sell some or all of the shares of common stock owned by them in private transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended, to third parties who could exert significant control over us. Our initial stockholders do not have any present agreements or understandings to sell any of their shares to any third party, although they may enter into agreements or understandings to do so in the future. Any third party transferee that obtains a majority of our outstanding common stock will thus have substantial influence over our management and affairs and our other stockholders would possess little or no practical ability to remove management or effect our operations.


WE INTEND TO ENTER INTO ONLY ONE BUSINESS COMBINATION AND INVESTORS WILL TAKE THE RISK OF THE QUALITY OF THE NEW MANAGEMENT AND OF POSSIBLE UNCERTAINTIES AND FLUCTUATIONS IN THE TARGET COMPANY'S INDUSTRY.

         Upon the successful acquisition of an operating business, we will, in all likelihood, be required to issue our common stock in the business combination transaction so that the owners of the acquired business would own a majority of our common stock. Thus, we do not believe that we will be able to negotiate more than one business combination. Our lack of diversification will subject us to the quality of the new management and to economic fluctuation within a particular industry in which the target company conducts business.


WE CURRENTLY INTEND TO REGISTER OUR SECURITIES FOR SALE ONLY IN NEW YORK, WHICH MAY LIMIT OUR ABILITY TO COMPLETE OUR "BEST EFFORTS, NO MINIMUM" OFFERING.

         Since we are only registering our securities for sale in New York, we will only be able to sell our common stock to investors in New York, which may effect our ability to complete our "best efforts, no minimum" offering.

THERE WILL BE A LIMITED MARKET IN WHICH TO OFFER THE COMMON STOCK, WHICH MAY LIMIT YOUR ABILITY TO SELL OUR COMMON STOCK IF WE SUCCESSFULLY COMPLETE A BUSINESS COMBINATION.

         We intend to register the common stock offering initially only in New York State which creates a risk that you will be unable to sell your shares because of insufficient buyers. The initial market for the common stock following a business combination may be limited. Therefore, there is a risk that the absence of potential buyers will prevent you from selling your shares if you determine to reduce or eliminate your investment in Samdrew I. There is also a risk that a lack of potential buyers will result in your receiving a low price for your shares upon their sale.

REIMBURSEMENT OF ANY EXPENSES PAID BY MANAGEMENT AND PAYMENT TO FINDERS OF FINDERS' FEES WILL BE A CRITERION IN THE SELECTION PROCESS OF AN ACQUISITION CANDIDATE, AND AS SUCH THERE IS A RISK THAT THESE CRITERIA MAY INFLUENCE THE SELECTION OF A BUSINESS COMBINATION CANDIDATE TO THE DETRIMENT OF OUR STOCKHOLDERS.

         Although pursuant to an oral agreement with management, they are not entitled to seek or receive any finders' fee or consultant fee in connection with a business combination, they are not prohibited from seeking reimbursement from the acquisition target company of amounts advanced to Samdrew I prior to the closing of the acquisition. Management has not identified any finders that it may engage to assist in identifying a business combination candidate. Further, management does not have any arrangements, agreements or understandings with any finders. It is our policy that our management cannot participate or receive any fee from us or any finder we may engage for acting as or otherwise assisting a finder in connection with a business combination entered into by us. Finders we use to locate potential acquisition candidates will likely seek an agreement as to their finders fee with any candidate they deem suitable for presentation to us, and the amount of such fee will be a product of negotiation between us, the business combination candidate and the finder, and will be described in the post-effective amendment we will file relating to the proposed business combination, which post-effective amendment will include any related agreement as an exhibit. We do not presently contemplate engaging any consultant, advisor or finder on a retainer basis. The criteria our management will use when determining whether or not to engage any consultants or advisors will include their experience, reputation and compensation to be paid. The right of management to seek reimbursement and finders to seek finders' fees may result in a risk that acquisition candidates would be selected on the basis of their willingness to pay such fees and expenses, and not on the sole basis of maximizing return to stockholders.


WE INTEND TO ISSUE MORE SHARES IN A MERGER OR ACQUISITION, WHICH WILL RESULT IN SUBSTANTIAL DILUTION.


        Our certificate of incorporation authorizes the issuance of a maximum of 40,000,000 shares of common stock and a maximum of 10,000,000 shares of preferred stock. Any merger or acquisition effected by us will result in the issuance of additional securities without shareholder approval and will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing shareholders.


WE HAVE CONDUCTED NO MARKET RESEARCH OR IDENTIFICATION OF BUSINESS OPPORTUNITIES, WHICH MAY AFFECT OUR ABILITY TO IDENTIFY A BUSINESS TO MERGE WITH OR ACQUIRE.

        We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our shareholders.

OUR OFFERING IS SIGNIFICANTLY REGULATED BY RULE 419 OF REGULATION C UNDER THE SECURITIES ACT, WHICH WILL SIGNIFICANTLY INCREASE OUR TIME AND COSTS OF DOING BUSINESS.

        Rule 419 of Regulation C under the Securities Act generally requires:

o the deposit of the securities and proceeds of our offering in an escrow account, and that the investors may not have access to their securities and funds for up to 18 months from the date of the prospectus;


o that if the money is returned to the investors prior to the acceptance of their subscriptions by us they will not be receiving interest on their funds; and

o that if investors owning shares of common stock purchased with funds representing at least 80% of the amount raised proceeds do not reconfirm their investment, the business combination may not be closed and the investors will not be issued their securities.


IF WE ARE UNABLE TO IDENTIFY A SUITABLE BUSINESS OPPORTUNITY WITHIN 12 MONTHS FOLLOWING THE DATE OF THIS PROSPECTUS, WE MAY CHOOSE TO RETURN FUNDS TO INVESTORS AT THAT TIME, RATHER THAN AFTER 18 MONTHS AS PERMITTED BY RULE 419.

         If we are unable to complete a business combination within 18 months from the date of this prospectus, Rule 419 requires that we return escrow funds to our investors. However, we may decide to return investors' funds if we are unable to identify and consummate a suitable business opportunity within 12 months following the date of this prospectus. This could reduce the time in which management can complete a transaction, reducing the potential return on investment of a purchaser of shares in this offering.

         Our ability to operate as a going concern is dependent upon the completion of this offering and the closing of a business opportunity, such as the merger with or acquisition of an operating business. These requirements will significantly increase our time and costs of doing business, which may also have a material adverse effect on us.

WE MAY NEED ADDITIONAL CAPITAL TO FUND OUR OPERATIONS AND FINANCE OUR GROWTH BEYOND THE INITIAL 12 TO 18 MONTHS OPERATING PERIOD AND WE MAY NOT BE ABLE TO OBTAIN IT ON TERMS ACCEPTABLE TO US OR AT ALL.


       Our management intends to fund our operations and other capital needs, which are anticipated to be minor, for the next 12 to 18 months until such time as the closing of a business opportunity, such as a merger of acquisition. We do not anticipate requiring additional funds during the next 12 to 18 months. Our plan of operation following the effective date of this offering encompasses a merger with or acquisition of an operating business, but we will not know what our cash requirements will be until we close such merger or acquisition. We, assuming we are the surviving entity in a merger or acquisition transaction, will not use any of the proceeds of this offering unless and until we close this offering and close a business opportunity. We have made no arrangements to obtain future additional financing beyond this 12 to 18 month period, if required, and there can be no assurance that such financing will be available, or that it will be available on terms acceptable to us.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

              Rights and Protections under Securities Act Rule 419
     ----------------------------------------------------------------------

         Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the full amount of the proceeds of the offering will be released to us and the securities you purchased in the offering will be released to you only after we have met five basic conditions.

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds disbursed to us, including, payments to officers, directors, controlling shareholders or affiliates, the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

         Third, we must mail to each investor, within five business days of the effectiveness of the post-effective amendment, a copy of the prospectus contained therein.

         Fourth, in accordance with Rule 419(e)(2)(ii), the post-effective amendment must contain the terms of a reconfirmation offer with respect to which you will have no less than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm your investment and remain an investor, or, alternately, to require the return of your funds, plus interest, from escrow. If you do not make a decision within 45 business days, your escrowed funds will be automatically returned to you, plus interest.

         Fifth, we must submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and the acquisition is closed, after which the escrow agent can release the funds in the escrow to us and the securities you purchased in the offering to you.

         In accordance with the requirements of Rule 419(e)(2)(iv), if we do not complete an acquisition meeting specified criteria within 18 months from the date of this prospectus, all of the funds in the escrow account must be returned to investors, plus interest. Thus, if the offering period is extended to its 90-day limit, we will have only approximately 15 months in which to consummate a merger, an acquisition or another type of business combination. We may also choose to return all remaining funds to investors, plus interest at any time after twelve (12) months after the date of this prospectus, if we fail to consummate an acquisition.

         Finally, in accordance with the requirements of Rule 419(d), if during the period in which we are offering our securities for sale a significant acquisition becomes probable, we will promptly file a post-effective amendment to this registration statement disclosing the information applicable to such acquisition. This information includes, among other things, information from appropriate industry guides, our financial statements, the financial statements of the company to be acquired and pro forma financial information required by applicable rules and regulations.


  Rights and Protections under the Terms and Provisions of the Escrow Agreement
          -------------------------------------------------------------

         In accordance with the above requirements, we are in the process of entering into an escrow agreement with First National Bank of Long Island, 10 Glen Head Road, Glen Head, NY 11545, as escrow agent and insured depositary institution, which provides that the proceeds of the offering are to be deposited into the escrow account maintained by the escrow agent promptly upon their receipt. Rule 419 permits 10% of the funds raised in this offering to be released to us prior to the reconfirmation offering, however, we do not intend to release these funds. The funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

         All securities sold in the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon their issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account must remain in the name in which they are issued, and will be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. You may not transfer or dispose of any interest created in your securities in the escrow account other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act of 1974.


         Pursuant to the escrow agreement, funds representing the subscription price of the 25,000 shares offered hereby and purchased by subscribers will be held in an escrow account, but will not bear interest until the subscriptions are accepted and a closing occurs with respect to those funds. If a closing with respect to the "best efforts, no minimum" offering is not completed within 90 days after the date of this prospectus, the funds in the escrow account will be returned to the subscribers, without interest. If a closing with respect to the offering occurs, the escrow account will commence bearing interest on the funds and Samdrew I shall deposit stock certificates representing the shares sold in the offering into the escrow account. Upon the deposit of the stock certificates, the escrow agent will be permitted to release to Samdrew I 10% of the funds held in the account, however, we will not authorize the release of such funds to us. After the escrow agent receives a signed representation from Samdrew I that it has consummated a business merger or acquisition in accordance with the requirements of Rule 419 and New York State, the funds in the escrow account will be released to Samdrew I.


                              Rights to information
                               -------------------

         We have filed a registration statement relating to the shares with the SEC under the Securities Act. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any referenced information if you contact us at (212) 931-8700.

         We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our Board of Directors. Our year-end is December 31.

                          Right to prospectus delivery
                          -----------------------------

         Until 90 days after the date when the escrowed funds and certificates representing the common stock are released from escrow, all dealers effecting transactions in the shares may be required to deliver a prospectus.

                                 USE OF PROCEEDS


         Gross proceeds of the offering will be a maximum of $25,000. All offering proceeds shall be placed in escrow until a closing is held. Pursuant to Rule 419, after we have completed all contemplated closings, we may have 10% of the escrowed funds released to us, however, we will not authorize the release of such funds. All funds held in escrow will be released at the time a business combination is consummated. The combined entity (us, if a transaction is structured so that we are the surviving entity) will have full discretion as to the use of the funds. No portion of the funds is being used to pay debt. The Company will bear responsibility for existing liabilities of Samdrew I. No amounts will be paid with respect to salaries as our officers do not receive any salary-based compensation. Currently, we have no employees.


         Since we are a "blank check" company, the purpose of the offering is to raise funds to enable us to merge with or acquire an operating company. Upon the consummation of a business combination and the reconfirmation thereof, which reconfirmation offering must precede such consummation, pursuant to Rule 419, all funds received from the sale of shares offered hereby, plus any dividends received, if any, but less any portion of the offering proceeds disbursed to us pursuant to Rule 419(b)(2)(vi) and any amount returned to investors who did not reconfirm their investment pursuant to Rule 419, will be released to us.


         While we presently look forward to locating and consummating a suitable business combination, if we determine that a business combination requires additional funds, we may seek additional financing through loans, issuance of additional securities or through other financing arrangements. We have not negotiated any such financial arrangement, and we can give no assurances that such additional financing will be available or, if available, that such additional financing will be on acceptable terms. Anticipated legal fees relating to this offering and the anticipated business combination are subject to numerous factors, including the length of time required to complete all related regulatory matters and the nature of the business combination.

         Our management may consider potential target businesses among its business associates. We intend to retain certain yet to be identified entities to act as "finders" to identify and analyze the merits of potential target businesses. Such finders may also communicate with other securities professionals, including attorneys and accountants, who represent potential target companies that may be considering going public.

         Upon the consummation of a business combination, we anticipate that our management will change. Our present management anticipates that the escrowed funds will be used by the post-merger management at its sole discretion. Apart from retaining the "finders" described above, we are not presently considering hiring any individual as a consultant. However, we cannot rule out the need for outside consultants in the future. We have not made any decision regarding payment of these consultants, if any are hired. If we make any arrangement or agreement with a finder after effectiveness of this registration statement, we will file a post-effective amendment to this registration statement which will:


         o   Identify the finder;

         o Providing required information on the plan of distribution and use of proceeds;

         o   Revise disclosures in the registration statement; and

         o Include the agreement with the finder as an exhibit to the registration statement.

         Our present management will not make any loans from the 10% of the escrowed funds, nor will our present management borrow funds using either our working capital or the escrowed funds as security. This policy is based upon an oral agreement with our management. Our management is unaware of any circumstances under which such policy through its own initiative, may be changed. Once the escrowed funds are released, our management at that time can loan the proceeds or borrow funds and use the proceeds as security for a loan, on terms it deems appropriate.

         Offering proceeds will be placed in escrow at First National Bank of Long Island, 10 Glen Head Road, Glen Head, NY 11545, an insured depository institution, pending consummation of a business combination and reconfirmation by investors, in a certificate of deposit, interest bearing savings account or in short-term government securities as required by Rule 419.

                                    DILUTION


         Our net tangible book value as of September 30, 2004 was $17,390. Our net tangible book value per share was $0.06. Net tangible book value represents our net tangible assets which are our total assets less our total liabilities and intangible assets. The public offering price per share of common stock is $1.00. The pro forma net tangible book value after the offering will be $42,390. The pro forma net tangible book value per share after the offering will be $0.13 per share. The shares purchased by investors in the offering will be diluted $0.87 per share, or 87%. As of September 30, 2004, there were 300,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

         The following table illustrates the dilution which will be experienced by investors in the offering:


Public offering price per share.........................................  $1.00
Net tangible book value per share before offering.......................   0.06
Pro-forma net tangible book value per share after offering..............   0.13
Pro-forma increase per share attributable to offered shares.............   0.07
Pro-forma dilution to public investors..................................   0.87


         The following table sets forth, as of the date of the prospectus, the percentage of equity to be purchased by the public investors compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by our present stockholders.


                                             Percentage                           Approximate
                             Shares          Total Shares       Total             Percentage Total
                             Purchased       Outstanding        Consideration     Consideration
New Investors                  25,000            7.7%           $ 25,000          55.5%
Existing Shareholders         300,000           92.3%           $ 20,015          44.5%

         The offering price per share hereunder is $1.00. On February 4, 2004, we issued 150,000 shares of common stock for a purchase price per share of $0.0001. On May 25, 2004, we issued 150,000 shares of common stock for a purchase price per share of $0.133333.


                              PLAN OF DISTRIBUTION

Conduct of the Offering


         We hereby offer the right to subscribe for 25,000 shares at $1.00 per share on a best efforts, no minimum basis. We will not compensate any person in connection with the offer and sale of the shares.

         Our President, David N. Feldman, shall distribute prospectuses related to the offering. We estimate that he will distribute approximately 100 prospectuses, limited to acquaintances, friends and business contacts by personal delivery or mail. Mr. Feldman has not yet contacted any acquaintances, friends or business contact regarding this offering or purchasing securities in this offering. Mr. Feldman has orally agreed not to take any fees as counsel to us in connection with this offering or in connection with assisting us with the preparation of filings with the SEC prior to a business combination. However, we do intend to have Mr. Feldman's firm represent us in connection with a business combination. These legal fees will be customary for business combination transactions of this type and will be approved by our board of directors (other than Mr. Feldman, who will abstain from voting for such approval).


         Our President, David N. Feldman, shall conduct the offering of the shares and shall only contact potential investors with whom he or a member of the Board of Directors has a pre-existing relationship. Although he is an "associated person" of us as that term is defined in Rule 3a4-1 under the Exchange Act, he will not be deemed to be a broker because:

        1. he will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities;

        2. he will not be compensated in connection with his participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

        3. he will not be an associated person of a broker or dealer at the time of his participation in the sale of our securities; and

        4.      he shall restrict his participation to the following activities:

                (a) preparing any written communication or delivering it through the mails or other means that does not involve the oral solicitation of a potential purchaser;

                (b) responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser, provided however, that the content of each response is limited to information contained in a registration statement filed under the Securities Act or other offering document; and

                (c) performing ministerial and clerical work involved in effecting any transaction.

         As of the date of the prospectus, we have not retained a broker in connection with the sale of the shares. In the event we retain a broker who may be deemed an underwriter, we will file an amendment to the registration statement with the SEC. However, we have no present intention of using a broker.

         We will not approach nor permit anyone acting on our behalf to approach a market maker or take any steps to request or encourage a market in our securities prior to the completion of a business combination and reconfirmation by our stockholders of their offering and their approval of the business combination transaction. We have not conducted any preliminary discussions or entered into any understandings with any market maker regarding a future trading market in our securities, nor do we have any plans to engage in any discussions. We do not intend to use consultants to obtain market makers. No member of our management, no promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer which makes a market in the shares. Our investors shall make their own decisions regarding whether to hold or sell their securities. We shall not exercise any influence over investors' decisions.

Method of Subscribing


         Persons may subscribe for shares by completing and signing the subscription agreement and delivering it to us prior to the expiration date of the offering. Subscribers must pay $1.00 per share in cash or by check, bank draft or postal express money order payable in United States dollars to, First National Bank of Long Island, Samdrew I, Inc. Escrow Account. The offering is being made on a "best efforts, no minimum" basis.


         Our officers, directors, current stockholders and any of their affiliates or associates may purchase up to 50% of the shares offered hereby. Shares purchased by our officers, directors and principal stockholders will be acquired for investment purposes and not with a view toward distribution.

Expiration Date
---------------

         The offering will end upon the earlier of the receipt and acceptance of subscriptions for 25,000 shares or 90 days from the date of this prospectus.

Escrow
------


         The proceeds from the offering will be held in escrow pursuant to an escrow agreement in accordance with Rule 419. Initially funds received from investors will be held in a non-interest bearing account with an insured depositary institution. If in the 90-day offering period we are not successful in selling any of the 25,000 shares in the offering, the funds raised will be promptly returned to the investors, without interest. If we have a closing on subscriptions in our "best efforts, no minimum" offering, the escrow account will begin to bear interest with respect to those funds. While 10% of the funds could be released to us to cover a portion of our initial fees and expenses, we will not authorize the release of such funds. The funds will be left in escrow until we consummate a business combination in accordance with Rule 419 or 18 months from the date of this prospectus have passed. If the time period elapses, the remaining funds in escrow, plus interest, will be returned to the investors. If a business combination is consummated, the remaining funds in the escrow account, other than funds returned to investors that elect not to continue their investment in the combined entity pursuant to the reconfirmation offer, will be disbursed to Samdrew I for its operations. We may also choose to return all remaining funds to investors, plus interest, at any time after twelve (12) months after the date of this prospectus, if we fail to consummate an acquisition prior to such time.



                                LEGAL PROCEEDINGS

         We are not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                   MANAGEMENT

         Our officers and directors and additional information concerning them are as follows:

NAME                     AGE                POSITION
David N. Feldman         44                 President, Secretary, Director
Melvin F. Lazar          65                 Director

David N. Feldman has been the Managing Partner and co-founder of Feldman Weinstein LLP, a corporate and securities law firm in New York City, and its predecessors since 1996. Mr. Feldman has previously been a member of or associated with the law firms of Feldman & Ellenoff (which he co-founded); Pryor Cashman Sherman & Flynn; Reavis & McGrath (now Fulbright & Jaworski); and Rivkin Radler LLP. Mr. Feldman received a Bachelor of Science in economics from the Wharton School of Business at the University of Pennsylvania in 1982 and his Juris Doctor in 1985 from the University of Pennsylvania Law School. Mr. Feldman is President and Secretary and a director of the Company. Mr. Feldman's wife, Barbra Barth Feldman, is a controlling shareholder of the Company.


Melvin F. Lazar, CPA, ABV, is a Certified Public Accountant (New York State). He was the founder of Lazar Levine & Felix LLP, an accounting firm, where he was the Managing Partner for 33 years until October 2002. From October 2002 to the present, Mr. Lazar has been an employee of Lazar Levine & Felix. Mr. Lazar received a Bachelor of Business Administration degree from The City College of New York (Baruch) in 1960. He has been licensed in the State of New York as a Certified Public Accountant since 1964 and received his accreditation in Business Valuation from the American Institute of Certified Public Accountants in 1998. Mr. Lazar is a board member and audit committee member of Enzo Biochem, Inc., a New York Stock Exchange company. He is also a board member and serves as the Chairman of the Audit Committee of CECO Environmental Corp. In addition, Mr. Lazar is a board member and audit committee chairman of Arbor Realty Trust, Inc, a NYSE company.

         The term of office of each director expires at our annual meeting of stockholders or until their successors are duly elected and qualified.


Conflicts of Interest

         Members of our management are, and may in the future become, associated with other firms involved in a range of business activities. Consequently, there are inherent potential conflicts of interest in their acting as officers and directors of Samdrew I, Inc. The officers and directors are engaged in other business activities, and they anticipate that they will devote only a limited amount of time to our affairs.

         All members of our current management team are, and they and other officers and directors will likely in the future become, stockholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those to be conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on behalf of Samdrew I and other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to the attention of these individuals in the performance of their duties. Samdrew I does not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to Samdrew I's proposed business operations. Our officers and directors are all serving as officers and directors of Samdrew II, Inc. and Samdrew III, Inc., which, like Samdrew I, Inc., are also "blank check" companies.

         The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we and the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from voting upon the opportunity. In the event of identical officers and directors, the company that first filed a registration statement with the SEC will be entitled to proceed with the proposed transaction. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy with respect to those transactions.

Remuneration

         None of our officers or directors has received any cash remuneration since our inception. Officers will not receive any remuneration upon completion of the offering until the consummation of an acquisition. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than a few hours a week to our affairs.


         It is possible that, after we successfully consummate a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. Each member of management has agreed to disclose to the Board of Directors discussions concerning possible employment by any entity that proposes to undertake a transaction with us and further, to abstain from voting on the transaction. Therefore, as a practical matter, if each member of the Board of Directors is offered employment in any form from any prospective business combination candidate, the proposed transaction will not be approved by the Board of Directors as a result of the inability of the Board to affirmatively approve the transaction. The transaction would then be presented to our stockholders for approval. Following the offering, Melvin Lazar, one of our directors, and Barbra Barth Feldman, the wife of David Feldman, one of our directors and our sole officer, will control a majority of our common stock, accordingly, even if a transaction were submitted to our stockholders for approval, a majority of our shares are controlled or beneficially owned by our management.


         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Samdrew I for the benefit of its employees.

         In accordance with the requirements of Item 402(b) of Regulation S-B of the Securities Act of 1933, as amended, set forth below is a summary compensation table. There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be included in this table, or otherwise.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Long Term Compensation
-----------------------------------------------------------------------------------------------------------------------------------
                                      Annual Compensation                         Awards                           Payouts
-----------------------------------------------------------------------------------------------------------------------------------
Name and Principal   Year    Salary    Bonus ($)  Other Annual       Restricted     Securities          LTIP        All Other
Position                     ($)                  Compensation ($)   Stock          Underlying          Payouts     Compensation
                                                                     Award(s)
($) Options/SARS (#) ($)
-----------------------------------------------------------------------------------------------------------------------------------
David N. Feldman,    2004    $0        $0         $0                 $0             0                   $0          $0
President &
Secretary
-----------------------------------------------------------------------------------------------------------------------------------

Management Involvement

We have conducted no business as of yet, aside from raising initial funding associated with our offering. After the closing of the offering, our management intends to contact finders to search for target businesses and then will consider and negotiate with target businesses until an acquisition agreement is entered into. Our management has not divided these duties among its members. No member of management has any distinct influence over the other in connection with his or her participation in our affairs. However, our President David N. Feldman will be responsible for distributing to stockholders written communications pertaining to Samdrew I and for responding to potential investor inquiries.

Prior Blank Check Companies Involvement


         None of our officers or directors has any prior involvement with any blank check companies, except that both David N. Feldman and Melvin F. Lazar have provided legal and accounting services to blank check companies. Currently, Mr. Feldman is the sole officer and a director of Samdrew II, Inc. and Samdrew III, Inc., companies that are conducting offerings pursuant to Rule 419 under the same terms and conditions of this offering. Mr. Lazar is also a major shareholder and director of these companies.


                             PRINCIPAL STOCKHOLDERS

         The table that follows sets forth certain information regarding the beneficial ownership of our common stock as of October 31, 2004, and as adjusted to reflect the sale of the shares in the offering, by

                o each person who is known by us to own beneficially more than 5% of our outstanding Common Stock;

                o  each of our officers and directors; and

                o  all of our directors and officers as a group.


                                   Shares Beneficially Owned Prior to         Shares Beneficially Owned After
                                   Offering                                   Offering
Name of Beneficial Owner           Number               Percent               Number                Percent

David N. Feldman(1)                150,000              50%                   150,000               46%
970 Browers Point Branch
Hewlett Neck, NY 11598

Melvin F. Lazar (2)                150,000              50%                   150,000               46%
350 Fifth Avenue, New York,
NY 10118

All officers and directors as a    300,000              100%                  300,000               93%
group

(1) Represents shares owned by Barbra Barth Feldman, Mr. Feldman's wife. Mrs. Feldman has sole voting and dispositive control over such shares. Mr. Feldman, by virtue of being the husband of Barbra Barth Feldman, may be deemed to share voting and dispositive control over such shares with Mrs. Feldman. Mr. Feldman disclaims beneficial ownership over shares owned by Mrs. Feldman.
(2)  Mr. Lazar has sole voting and dispositive control over such shares.


                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 40,000,000 shares of common stock, $.0001 par value per share, of which 300,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock

                o have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

                o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

                o do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions; and

                o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

         All shares of our common stock will be fully paid for and non-assessable when issued, with no personal liability attaching to their ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of the offering, the present officers and directors and present stockholders will beneficially own approximately 93% of the outstanding shares of common stock and a greater percentage of our shares if they purchase shares in the offering. Accordingly, after completion of the offering, our present stockholders will be in a position to control all of our affairs.

Preferred Stock

         We may issue up to 10,000,000 shares of our preferred stock, par value $.0001 per share, from time to time in one or more series. As of the date of the prospectus, no shares of preferred stock have been issued. Our board of directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series. Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock and prior series of preferred stock then outstanding.

Future Financing

         In the event the proceeds of the offering are not sufficient to enable us to successfully fund a business combination, we may seek additional financing. At this time, we believe that the proceeds of the offering will be sufficient for such purpose and therefore do not expect to issue any additional securities before the consummation of a business combination. However, we may issue additional securities, incur debt or procure other types of financing if needed. We have not entered into any agreements, plans or proposals for such financing and at present have no plans to do so. We will not use the escrowed funds as collateral or security for any loan or debt incurred. Further, the escrowed funds will not be used to pay back any loan or debts incurred by us. If we require additional financing, there is no guarantee that such financing will be available to us or if available that such financing will be on terms acceptable to us.

Reports to Stockholders

         We intend to furnish our stockholders with annual report containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends

         We have only been recently organized, have no earnings and have paid no dividends to date. Since we were formed as a blank check company with our only intended business being the evaluation, and potential consummation, of an appropriate business combination, we do not anticipate having earnings or paying dividends at least until a business combination is located and the transaction and the offering is reconfirmed by our stockholders. We can give no assurance that after we consummate a business combination, we will have earnings or issue dividends.

Transfer Agent

         We have appointed Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, as transfer agent for our shares of common stock.

                                     EXPERTS

         Our financial statements as of the period ended September 30, 2004, included in this prospectus and in the registration statement, have been so included in reliance upon the report of Rosen, Seymour, Shapss, Martin & Company LLP independent certified public accountants, included in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

         Feldman Weinstein LLP, New York, New York, will pass upon the validity of the shares of common stock offered by the prospectus for us. David Feldman, our President, Secretary and a director who is the husband of our principal stockholder, is managing partner of Feldman Weinstein LLP.

                         STATEMENT AS TO INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement of which this prospectus forms a part. This information can also be examined as described in "Further Information."

         We have been informed that in the opinion of the SEC indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws, is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                PROPOSED BUSINESS

History and Organization

         We were organized under the laws of the State of Delaware on January 5, 2004. Since our inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination. We have made no efforts to identify a possible business combination and, as a result, have not conducted negotiations or entered into a letter of intent concerning any target business.

         We are, based on proposed business activities, a "blank check" company. The SEC defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

Plan of Operation

         We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent, that desires to employ our funds in its business. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.


         We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury. Investors purchasing shares in the offering and other stockholders will not have the opportunity to participate in any of these decisions. The reference to us as a "blank check" company is because investors will entrust their investment monies to our management without knowing the ultimate use to which their money may be put. The proceeds of the offering are not designated for any specific purposes and may be utilized in any manner following a business combination. Investors will have an opportunity to evaluate the specific merits or risks only of the business combination our management decides to enter into. Cost overruns will be funded through our founding stockholders' initial contribution of capital and loans.


         During the next twelve months we anticipate incurring costs related to:

            (i)   filing of Exchange Act reports,
           (ii) filing of a post-effective registration statement amendment and related to the reconfirmation offer, upon identification of a suitable merger candidate and
          (iii)   costs relating to consummating an acquisition.


         We believe we will be able to meet these costs through use of funds in our treasury, through deferral of fees by certain service providers (if any allow us to defer fees) and additional amounts, as necessary, to be loaned to or invested in us by our management. These loans or investments are in connection with our management's oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment.

         We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Even though we will have limited cash holdings prior to a business combination, a company that has recently commenced operations or is a company that is in a development stage in need of additional funds may seek to merge with us in order to raise money through a debt or equity offering contemporaneous with or following a combination with us. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

         Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds.

         To determine the fair market value of a target business, our management will examine the audited financial statements, including balance sheets and statements of cash flow and stockholders' equity, of any candidate, focusing attention on its assets, liabilities, sales and net worth. In addition, our management will participate in a personal inspection of any potential target business. If we determine that the financial statements of a proposed target business do not clearly indicate that its fair value represents 80% of the offering proceeds, we may obtain an opinion from an investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria.

         None of our officers or directors has had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

         Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.


         We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management, based upon their professional experience, believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, and providing liquidity, subject to restrictions of applicable statutes, for all stockholders. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Evaluation of Business Combinations

         Our officers and directors will analyze or supervise the analysis of prospective business combinations. Our management intends to concentrate on preliminary prospective business combinations which may be brought to its attention through present associations and the use of finders.

         In analyzing prospective business combinations, our management will also consider such matters as the following:

                o  Available technical, financial and managerial resources,

                o  Working capital and other financial requirements,

                o  History of operations, if any,

                o  Prospects for the future,

                o  Nature of present and expected competition,

                o The quality and experience of management services which may be available and the depth of that management,

                o The potential for further research, development or exploration,

                o Specific risk factors not now foreseeable but which then may be anticipated to impact on our proposed activities,

                o  The potential for growth or expansion,

                o  The potential for profit,

                o The perceived public recognition or acceptance or products or services, and

                o  Name identification and other relevant factors.


         As a part of our investigation, our officers and directors expect to meet personally with management and key personnel, visit and inspect material facilities, check references of management and key personnel, and take other reasonable investigative measures, to the extent of our limited financial resources and management expertise. It is anticipated that any finders retained will assist in these efforts; however, the ultimate investigation, analysis, decision and negotiation with respect to a potential target will reside with our management and board of directors. While our management only intends to dedicate a limited amount of time to us, they will dedicate as much time as is necessary to discharge their fiduciary duties.

         Since we will be subject to Section 13 or 15 (d) of the Exchange Act, we will be required to furnish information about significant acquisitions, including audited financial statements for the target company, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event our obligation to file periodic reports is suspended under Section 15(d) of that act, we intend to voluntarily register with the SEC in order to file such reports.


         We anticipate that any business combination will present certain risks. We may not be able adequately to identify many of these risks prior to selection. Our investors must, therefore, depend on the ability of our management to identify and evaluate these risks. We anticipate that the principals of some of the combinations which will be available to us will have been unable to develop a going concern or that such business will be in its development stage in that it has not generated significant revenues from its principal business activity. The risk exists that even after the consummation of such a business combination and the related expenditure of our funds, the combined enterprise will still be unable to become a going concern or advance beyond the development stage. Many of the potential business combinations may involve new and untested products, processes or market strategies. We may assume such risks although they may adversely impact on our stockholders because we consider the potential rewards to outweigh them.


         Any finder utilized by Samdrew I will be a registered broker-dealer, or exempt from such registration in connection with its activities related to us, in accordance with the requirements of the Commission. There is currently no signed agreement between any finder and the Company. Given the limited cash resources of Samdrew I, we anticipate that any fees to be paid to finders will be paid in equity of Samdrew I or through the cash resources of the target company. These fees will likely be negotiated among Samdrew I, the business combination target and the finder as part of any business combination agreement. We do not intend to enter into any arrangement with a finder obligating us to make any payments in the absence of a consummated business acquisition. As a result, it is not possible for us to currently estimate our costs in respect of any finder's fees. The Company will file a post-effective amendment identifying any finder or broker-dealer utilized in connection with a business combination, describing the material terms of any agreement with such finder or broker-dealer, addressing the compensation to be paid to such finder or broker-dealer, and including such agreement as an exhibit to the amendment.

Business Combinations

         In implementing a structure for a particular business combination, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may alternatively purchase stock or assets of an existing business.

         Any merger, acquisition or other business combination can be expected to have a significant dilutive effect on the percentage of shares held by our existing stockholders, including investors in the offering. The target business we consider will, in all probability, have significantly more assets than we do. Therefore, in all likelihood, our management will offer a controlling interest in our company to the owners of the target business. While the actual terms of a transaction to which we may be a party cannot be predicted, we expect that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code. In order to obtain tax-free treatment under the Internal Revenue Code, the owners of the acquired business may need to own 80% or more of the voting stock of the surviving entity. As a result, our stockholders, including investors in the offering, would retain 20% or less of the issued and outstanding shares of the surviving entity, which would result in significant dilution in percentage of the entity after the combination and may also result in a reduction in the net tangible book value per share of our investors. In addition, a majority or all of our directors and officers will probably, as part of the terms of the acquisition transaction, resign as directors and officers.

         Our management will not actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to or in connection with a proposed business combination, unless such a purchase is demanded by the principals of the target company as a condition to a merger or acquisition. Our officers and directors have agreed to this restriction which is based on an oral understanding between members of our management. Members of our management are unaware of any circumstances under which such policy, through their own initiative, may be changed.

         The issuance of substantial additional securities and their potential sale into any trading market which may develop in our common stock may have a depressive effect on our trading market.

         The structure of the business combination will depend on, among other factors:

         o  The nature of the target business,

         o Our needs and desires of the persons controlling the target business,

         o  The management of the target business and

         o Our relative negotiating strength compared to the strength of the persons controlling the target business.

         If at any time prior to the completion of the 90-day or shorter period of the offering, we enter negotiations with a possible acquisition candidate and such a transaction becomes probable, we will suspend the offering and file an amendment to the registration statement which will include financial statements, including balance sheets, statements of cash flow and stockholders' equity, of the proposed target.

         We will not purchase the assets of any company of which a majority of the outstanding capital stock is beneficially owned by one or more or our officers, directors, promoters or affiliates or associates. Furthermore, we intend to adopt a procedure whereby a special meeting of our stockholders will be called to vote upon a business combination with an affiliated entity, and stockholders who also hold securities of such affiliated entity will be required to vote their shares of stock in the same proportion as our publicly held shares are voted. Our officers and directors have not approached and have not been approached by any person or entity with regard to any proposed business venture which desires to be acquired by us. If at any time a business combination is brought to us by any of our promoters, management, or their affiliates or associates, disclosure as to this fact will be included in the post-effective amendment to the registration statement required by Rule 419. This will allow our public investors the opportunity to evaluate the business combination before voting to reconfirm their investment.

Competition

         We will remain an insignificant player among the firms which engage in business combinations. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than we will. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors. Also, we will be competing with a number of other small, blank check public and shell companies.

Determination of Offering Price


         The offering price of $1.00 per share has been arbitrarily determined by us. This price bears no relation to our assets, book value or other customary investment criteria, including, among other things, our prior operating history.


Investment Company Regulation

         The Investment Company Act defines an "investment company" as an issuer which is, or holds itself out as, being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold a minority interest in a number of enterprises. We would incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.



Employees

         We presently have no employees apart from our management. Our management are each engaged in outside business activities and they anticipate they each will devote to our business only several hours per week until the acquisition of a successful business opportunity has been consummated. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Facilities

         We are presently using the home of our President, at no cost, as our office, an arrangement which we expect to continue until the completion of the offering. At the completion of the offering and until a business combination is consummated, we are not required to pay any rent. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of a business combination.

Recent Accounting Pronouncements

         In January 2003 the Financial Accounting Standards Board issued FASB Interpretation 46, "Consolidation of Variable Interest Entities." The interpretation defines "variable interest entities" ("VIEs") as those in which equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or entities in which equity investors lack certain essential characterization of a controlling financial interest. The primary beneficiary of a VIE is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interests in an entity. The primary beneficiary is required to consolidate the financial position and results of operations of the VIE. In December 2003, the Financial Accounting Standards Board, issued a revised Interpretation 46 (FIN 46R) which requires a VIE to be consolidated either by its primary user, or by its creator. The Interpretation has multiple effective dates based on the characteristics as well as the creation dates of the variable interest entity. However, public companies must comply not later than the period ending after March 15, 2004. Management does not believe this pronouncement to have a material effect on the Company's financial statements.

         In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104 "Revenue Recognition" (SAB 104), which updates and summarizes the Commission's views on the application of generally accepted accounting principles to revenue recognition in financial statements. In the opinion of management it is too early to determine the effect of this pronouncement, if any, on the Company's current or future operations.

                              CERTAIN TRANSACTIONS


         Our management has made an oral commitment to make payments for our expenses, prior to the consummation of a business combination, to the extent such expenses are not deferred and would either exceed our available funds or would render us effectively insolvent upon our payment. Management intends to enter into an agreement for a business combination that provides that contemporaneous with or following the completion of the transaction, our management will be reimbursed for any expenses incurred on our behalf. To date, our management has not paid for any of our expenses.


         Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

                           MARKET FOR OUR COMMON STOCK

         Prior to the date of the prospectus, no trading market for our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of the registration statement while certificates representing the shares of common stock remain in escrow. Stock certificates must remain in escrow until the consummation of a business combination and its confirmation by our investors pursuant to Rule 419. There are currently two holders of our outstanding common stock which was purchased in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. Current shareholders will own approximately ninety-three percent (93%) of the outstanding shares upon completion of the offering and will own a greater percentage of the outstanding shares if they purchase shares in the offering. We can offer no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the stock certificates from escrow. To date, neither we, nor anyone acting on our behalf, has taken any affirmative steps to retain or encourage any broker-dealer to act as a market maker for our common stock. Further, we have not entered into any discussions, or understandings, preliminary or otherwise, through our management or through anyone acting on our behalf and any market maker concerning the participation of a market maker in the future trading market, if any, for our common stock.

         Our common stock is not quoted at the present time. The SEC has adopted a rule that established the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with any exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transaction in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule in a form specified by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         Management intends to strongly consider a prospective business combination that will allow our securities to be traded without the aforesaid "penny stock" limitations. We hope to do this by compliance with the requirements for exemption from classification as a penny stock under Rule 3a51-1 of the Exchange Act. There are various exemptions available to a company under this rule, including, subject to certain qualifications and limitations, possessing assets in excess of $5,000,000, average revenue of $6,000,000 or listing of stock on a national securities exchange or the NASDAQ. Requirements to list a stock upon a national securities exchange or the NASDAQ vary depending upon the exchange and the type of listing. A summary of NASDAQ listing requirements can be found at www.nasdaq.com/about/ listing_information.stm. These requirements can involve, depending upon the type of listing, anywhere from a minimum of $5,000,000 to $30,000,000 in equity and a minimum of from 300 to 400 shareholders. A summary of listing requirements for the New York Stock Exchange can be found at www.nyse.com/listed/listed.html. These requirements are generally more stringent than those of NASDAQ.

         We cannot predict whether, upon a successful business combination, our securities will be exempt from the commission penny stock regulations for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of our securities to qualify for the exemption or the failure to qualify or meet the relevant maintenance criteria after qualification in the future may result in the discontinuance of the inclusion of our securities on a national exchange. However, trading, if any, in our securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         Present management does not anticipate that it will undertake or will employ consultants or advisers to undertake any negotiations or discussions with market makers prior to the execution of an agreement for a business combination. Our management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which we may acquire who may employ consultants or advisors to obtain market makers.

                                 CAPITALIZATION

         The following table sets forth our capitalization as of September 30, 2004, and pro forma as adjusted to give effect to the net proceeds from the sale of 25,000 shares in the offering.


                                                        September 30, 2004
                                                      Actual        As Adjusted
Long-term debt                                         -0-              -0-

Stockholders' equity:                                   30               33
Common stock, $.0001 par value;
authorized 40,000,000 shares; issued
and outstanding 300,000 shares (325,000
shares, as adjusted)

Preferred stock, $.0001 par value;                     -0-              -0-
authorized 10,000,000 shares, no shares
issued and outstanding

Additional paid-in capital                            22,485           47,482

Accumulated Deficit                                  (5,125)          (5,125)

Total stockholders' equity                            17,390           42,390

Total capitalization                                  22,515           47,515



                         SHARES ELIGIBLE FOR FUTURE SALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales occurring, could adversely affect prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         The 300,000 shares of our common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act and are held by two persons, one of our directors and a member of our sole officer's family. These shares may not be publicly sold by these persons, or their transferees pursuant to Rule 144 of the Securities Act either before or after a business combination, regardless of technical compliance with the rule. We have not entered into any agreement to register any of our issued and outstanding shares. The position of the staff of the Division of Corporation Finance of the SEC is that any such public resale transaction by those persons under Rule 144 would appear to be designed to distribute or redistribute such shares to the public without coming within the exemption from the registration requirements of the Securities Act. Therefore, these persons, and their affiliates, or transferees, can only resell the shares they hold as of the date hereof through such registration or an exemption therefrom.


         We have not issued any options or warrants to purchase, or securities convertible into, our common equity.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have not previously been required to comply with the reporting requirements of the Exchange Act. We have filed with the Commission a registration statement on Form SB-2 to register the shares of common stock. The prospectus is part of the registration statement, and, as permitted by the Commission's rules, does not contain all of the information in the registration statement. For further information about us, and the securities offered under the prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Exchange Act. In the event that our obligation to file such reports is suspended under Section 15(d) of the Exchange Act we will voluntarily register in order to continue to file such periodic reports. Our filings may be inspected and copied without charge at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the Commission at 1-800-SEC-0330 for further information on the public reference room. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.


         You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering. The information provided in any discussions with a person contacting us with questions will be limited to the information contained in this prospectus.

                              FINANCIAL STATEMENTS


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders of
Samdrew I, Inc.:

We have audited the accompanying balance sheet of Samdrew I, Inc. (a development stage company) as of September 30, 2004, and the related statements of operations, stockholders' equity, and cash flows for the period from January 5, 2004 (date of inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these interim financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Samdrew I, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the period from January 5, 2004 (date of inception) to September 30, 2004 in conformity with accounting principles generally accepted in the United States of America.




                                  /s/Rosen Seymour Shapss Martin & Company LLP

                                         CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
February 2, 2005

BALANCE SHEET

September 30, 2004
--------------------------------------------------------------------------------

Assets

Current assets:
   Cash                                                          $  19,890
                                                                 ---------
           Total assets                                          $  19,890
                                                                 =========


Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                                              $   2,500
                                                                 ---------
           Total liabilities                                         2,500
                                                                 =========
Stockholders' equity:
   Preferred stock, $.0001 par value; authorized
      10,000,000 shares;
      issued and outstanding--none                                        -
   Common stock, $.0001 par value; authorized
      40,000,000 shares;
      issued and outstanding--300,000 shares                            30
   Additional paid-in capital                                       22,485
   Deficit accumulated during development stage                     (5,125)
                                                                 ----------
           Total stockholders' equity                               17,390
                                                                 ----------
           Total liabilities and stockholders' equity            $  19,890
                                                                 ==========

================================================================================

The accompanying notes are an integral part of these financial statements.

STATEMENT OF OPERATIONS

January 5, 2004 (Date of Inception) to September 30, 2004
--------------------------------------------------------------------------------


General and administrative expenses (Note 3)                      $   (5,125)
                                                                  ----------
           Net loss                                               $   (5,125)
                                                                  ==========
Net loss per share (Note 4)                                       $   (0.026)
                                                                  ==========
Weighted average number of shares
  outstanding (Note 4)                                               200,912
                                                                  ==========

================================================================================

The accompanying notes are an integral part of these financial statements.

--------------------------------------------------------------------------------

STATEMENT OF STOCKHOLDERS' EQUITY

January 5, 2004 (Date of Inception) to September 30, 2004
--------------------------------------------------------------------------------

                                                                                                                           Deficit
                                                                                                                         Accumulated
                                                                   Common Stock Issued       Additional                     During
                                                                  -----------------------     Paid-In     Subscription   Development
                                                                  Shares         Amount       Capital      Receivable       Stage
                                                                  -----------------------  ------------   -------------  -----------
Balance at January 5, 2004                                              -       $    -      $       -       $       -     $       -

February 4, 2004 - issuance of common stock                       150,000           15              -               -             -

May 25, 2004 - issuance of common stock                           150,000           15         19,985         (10,000)            -

August 20, 2004 - proceeds from issuance of common stock                -            -              -          10,000             -

September 30, 2004 - imputed value of legal fees                        -            -          2,500               -             -

Net loss (January 5 - September 30, 2004)                               -            -              -               -        (5,125)
                                                                  -------       ------      ---------       ---------     ----------
Balance at September 30, 2004                                     300,000       $   30      $  22,485       $       -     $  (5,125)
                                                                  =======       ======      =========       =========     ==========


================================================================================

The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS

January 5, 2004 (Date of Inception) to September 30, 2004
--------------------------------------------------------------------------------

Cash flows from operating activities:
   Net loss                                                                       $    (5,125)
   Adjustment to reconcile net loss to cash used in operating activities:
      Imputed value of legal fees                                                       2,500
      Change in operating liabilities:
        Accounts payable                                                                2,500
                                                                                  ------------

           Net cash used in operating activities                                         (125)
                                                                                  ------------
Cash flows from financing activities:
   Proceeds from issuance of common stock                                              20,015
                                                                                  ------------
           Net cash provided by financing activities                                   20,015
                                                                                  ------------
           Net change in cash                                                          19,890

Cash - beginning of period                                                                  -
                                                                                  ------------

Cash - end of period                                                              $    19,890
                                                                                  ============

================================================================================

The accompanying notes are an integral part of these financial statements

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Samdrew I, Inc. (the "Company") was incorporated in the state of Delaware on January 5, 2004 for the purpose of raising capital that is intended to be used in connection with its business plans which may include a possible merger, acquisition or other business combination with an operating business. On February 4, 2004, the Company issued 150,000 shares of $.0001 par value common stock in exchange for $15 in cash. On May 25, 2004, the Company accepted subscriptions for 150,000 shares of $.0001 par value stock for $ .133333 per share or $20,000 which was received as of September 30, 2004. The Company's year end is December 31.

The Company is currently in the development stage. All activities of the Company to date relate to its formation, its initial sale of shares and the preparation of the registration statement for its initial public offering.

Prior to the consummation of any business combination, any proceeds of an initial public offering ("IPO") as well as any securities purchased will be placed in an escrow account. The Company may withdraw 10% of the funds as working capital in order to seek acquisition opportunities.

At the time the Company seeks stockholder approval of any potential merger, acquisition or other business combination, the Company will offer each of the IPO investors the right, for a specific period of time, to reconfirm their investments and remain an investor or, alternatively, to require the return of their funds, including interest, from the escrow account. Any investor not making a decision within the specific time period will automatically have his or her funds returned plus interest.

As a result of limited resources, the Company will, in all likelihood, have the ability to effect only a single business combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Furthermore, there is no assurance that the Company will be able to successfully execute a business combination. If the Company does not complete a merger, acquisition or other business combination meeting specified criteria within 18 months of the date of the initial public offering, the Company will return all of the funds plus interest in the escrow account.

Financial Instruments

The financial instruments, which potentially subject the Company to concentration of credit risk, consist of cash. The Company maintains cash in an account with a financial institution in an amount which has not exceeded the FDIC insured limit. The Company has not experienced any losses on such accounts and does not believe it is exposed to any significant risk with respect to cash.

2.     STOCKHOLDERS' EQUITY

The Company's Certificate of Incorporation authorizes the issuance of 50,000,000 shares of stock: 10,000,000 shares of preferred stock and 40,000,000 shares of common stock. At September 30, 2004, none of the preferred stock has been issued. At September 30, 2004, 300,000 shares of the common stock have been issued. The Company will be offering 25,000 shares of common stock for cash with its planned Registration Statement. In addition, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a merger, acquisition or business combination. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's current stockholders may occur.


3.     RELATED PARTY TRANSACTION

One of the stockholders of the Company is a partner in a law firm which provided services for the Company. The imputed value of such legal fees ($2,500) charged to operations has been included in additional paid-in capital.


4. Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period. There are no dilutive options, warrants or other potential common stock outstanding during the period.

                                                Shares
                               Net Loss      Outstanding
                              ---------      -----------
September 30, 2004            $ (5,125)        300,000
                              ---------      -----------
Basic EPS                     $ (0.026)        200,912
                              =========      ===========

5.     RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003 the Financial Accounting Standards Board ("FASB") issued FASB Interpretation 46, "Consolidation of Variable Interest Entities." The interpretation defines "variable interest entities" ("VIEs") as those in which equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or entities in which equity investors lack certain essential characterization of a controlling financial interest. The primary beneficiary of a VIE is the party that absorbs a majority of the entity's expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are the ownership, contractual, or other pecuniary interests in an entity. The primary beneficiary is required to consolidate the financial position and results of operations of the VIE. In December 2003, the FASB issued a revised Interpretation 46 (FIN 46R) which requires a VIE to be consolidated either by its primary user, or by its creator. The Interpretation has multiple effective dates based on the characteristics as well as the creation dates of the variable interest entity. However, public companies must comply not later than the period ending after March 15, 2004. Management does not believe this pronouncement to have a material effect on the Company's financial statements.

In December 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104 "Revenue Recognition" (SAB 104), which updates and summarizes the Commission's views on the application of generally accepted accounting principles to revenue recognition in financial statements. In the opinion of management it is too early to determine the effect of this pronouncement, if any, on the Company's current or future operations.

On October 11, 2004, the FASB issued Statement 123R "Share-Based Payment," which requires, beginning in July 2005, to recognize, as an expense, the fair value of stock options and other stock-based compensation to employees. In November 2004 and December 2004, the FASB issued Statements 151 "Inventory Costs" and 152 "Accounting for Real Estate Time-Sharing Transactions" which amend ARB No. 43, Chapter 4, and FASB Statements 66 and 67, respectively, and are effective for years beginning after June 15, 2005. In addition, in December 2004, the FASB issued Statement 153 "Exchanges of Nonmonetary Assets", an amendment of APB Opinion No. 29, effective for periods beginning after June 15, 2005. In the opinion of management, it is too early to determine the effect of these pronouncements, if any, on the Company's current or future operations.

Dealer Prospectus Delivery Obligation

         Until 90 days after the date funds and securities are released from the escrow account, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Samdrew I is a Delaware corporation and the provisions of the Delaware General Corporation Law will be applicable to the indemnification Samdrew I offers to its officers, directors and agents. In its Certificate of Incorporation, as amended, Samdrew I generally agrees to indemnify each person who is a director or officer of Samdrew I, or serves at the request of a director or officer as a director, officer, employee or agent of another company, in accordance with Samdrew I's by-laws, to the fullest extent permissible by the Delaware General Corporation Law or other applicable laws. In its by-laws Samdrew I indicates that, in connection with any such indemnification, it is within the discretion of the Board of Directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

         Under the Certificate of Incorporation, the by-laws, and the Delaware General Corporation Law, no director of Samdrew I will be personally liable to Samdrew I or its stockholders for monetary damages, or expenses in defense of an action, for breach of fiduciary duty as a director or by reason of the fact that he is or was a director, officer, employee or agent of Samdrew I, or serving in such capacity for another entity at the request of Samdrew I, except for liability (i) for any breach of the director's duty of loyalty to Samdrew I or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Samdrew I has the power to purchase and maintain insurance on behalf of any persons potentially eligible for indemnification. The rights to indemnification are also applicable to those persons entitled to such rights by virtue of Samdrew I 's consummation of a business combination, including such consummations wherein Samdrew I is merged into or reorganized as a new entity.

         The foregoing description of available indemnification is a summary only, and is qualified in its entirety by the complete terms and provisions of the Delaware General Corporation Law and also Samdrew I 's Certificate of Incorporation and Bylaws, filed herewith as exhibits.

Item 25. Expenses of Issuance and Distribution

         The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

Escrow Fee                                                    $2,500
Securities and Exchange Commission Registration Fee           $3.17
Legal Fees                                                    $2,500(1)
Accounting Fees                                               $5,000
Printing and Engraving                                        $500
Blue Sky Qualification Fees and Expenses                      $750
Miscellaneous                                                 $1,000
Transfer Agent Fee                                            $500
TOTAL                                                         $12,753.17



1. This is an imputed expense of the Registrant. See the financial statements and notes to the financial statements beginning on page 39.


All expenses are estimated except for the Securities and Exchange Commission fee.

Item 26. Recent Sales of Unregistered Securities


         The registrant issued 150,000 shares of common stock on February 4, 2004, to Barbra Barth Feldman, for cash consideration of $.0001 per share for an aggregate investment of $15.00. The Registrant issued 150,000 shares of common stock to Melvin F. Lazar on May 25, 2004 for cash consideration of $.133333 per share for an aggregate investment of $20,000.00. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services.


         Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

         All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our securities are accredited investors.

Item 27. EXHIBITS


      3.1      Certificate of Incorporation *

      3.2      By-Laws *

      4.1      Specimen Certificate of Common Stock *

      4.2      Escrow Agreement


      4.3      Form of Subscription Agreement (1)

      5.1      Opinion of Counsel

      23.1     Accountant's Consent

      23.2     Consent of Feldman Weinstein LLP (2)

   --------------------------

(1) To be filed by amendment
(2) Included in Exhibit 5.1
 *  Previously filed.



Item 28. UNDERTAKINGS

         The Registrant undertakes:

     1. To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

           a. To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933 (the "Securities Act");

           b. To reflect in the prospectus any facts or events arising after the Effective Date of this registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           c. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, including, but not limited to, the addition of an underwriter'

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Samdrew I to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hewlett, New York, on February 3, 2005.


SAMDREW I, INC.


By: /s/  David N. Feldman
   ----------------------
         David N. Feldman
         President, Secretary, Principal Executive Officer,
         Principal Financial Officer, Principal Accounting Officer
         and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Melvin F. Lazar                                    Dated: February 3, 2005
Melvin F. Lazar, Director